                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Dynatech Corporation
                (Name of Registrant as Specified In Its Charter)

                              Dynatech Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                               PRELIMINARY COPIES

                                [DYNATECH LOGO]

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                                       Burlington, Massachusetts
                                                                   June 21, 1995

To the Stockholders of
  Dynatech Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Dynatech Corporation will be held in the Goodwin, Procter & Hoar Conference Center, 2nd Floor, Exchange Place, Boston, Massachusetts on Thursday, July 27, 1995 at 10:00 a.m. for the following purposes:

     1. To fix the number of Directors at eight and to elect a class of three Directors to serve for a three-year term and until their successors are elected and qualified;

     2. To consider and act upon a proposal to increase authorized Common Stock by 26,000,000 additional shares;

     3. To consider and act upon a proposal to approve the actions taken by the Board of Directors to Amend the 1994 Stock Option and Incentive Plan;

     4. To consider and act upon a proposal to approve the adoption by the Board of Directors of the Non-Employee Directors' Stock Compensation Plan; and

     5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 12, 1995 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors

                                            ROBERT H. HERTZ
                                            Clerk

     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               PRELIMINARY COPIES

                              DYNATECH CORPORATION

                                PROXY STATEMENT
                                      FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 27, 1995

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dynatech Corporation (the "Company"). The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Clerk of the Company a duly executed written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

     Stock transfer books will not be closed, but the Board of Directors has fixed the close of business on June 12, 1995 as the record date for determining the stockholders entitled to notice of, and to vote at, this annual meeting and any adjournment thereof. On that date there were outstanding and entitled to
vote           shares of the Company's Common Stock, par value $.20 per share
("Common Stock"). Each share of Common Stock is entitled to one vote.

     The Corporate Headquarters of the Company are located at 3 New England Executive Park, Burlington, Massachusetts 01803-5087. This statement and the enclosed proxy are first being mailed to stockholders on or about June 21, 1995.

     The Company's Annual Report for the fiscal year ended March 31, 1995, containing financial statements for that year and prior periods, is being mailed to stockholders concurrently with this statement.

                                 PROPOSAL NO. 1

                        ELECTION OF A CLASS OF DIRECTORS

     Shareholders will be asked to fix the number of directors at eight. The Board of Directors is divided into three classes, with the Directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each annual meeting of stockholders.

     At the Annual Meeting, a class of three Directors will be elected to serve for three years until the 1998 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated O. Gene Gabbard, Richard K. Lochridge, and Ronald L. Bittner as a class of Directors (the "Nominees"). Each of the Nominees is currently serving as a Director of the Company. The Board of Directors anticipates that each of the Nominees will stand for election and will serve, if elected, as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. When a quorum is present, a plurality of the votes cast of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for the election of Directors. The holders of a majority in interest of all stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information, as of May 1, 1995, with respect to the Nominees and those Continuing Directors of the Company whose terms expire at the annual meetings of stockholders in 1996 and 1997, based upon information furnished by them.

                  NOMINEES FOR ELECTION AT 1995 ANNUAL MEETING
                       (CLASS WITH TERM EXPIRING IN 1998)

                        NAME AND PRINCIPAL OCCUPATION                                   DIRECTOR
                       FOR AT LEAST THE PAST FIVE YEARS                     AGE         SINCE
     --------------------------------------------------------------------   ---         ----
     O. Gene Gabbard (B)(C)(E)                                               55         1994
       Consultant and entrepreneur who works with high technology start-up companies. Prior to that, Mr. Gabbard was an Executive
       Vice President and Chief Financial Officer of MCI Communications
       Corporation. Mr. Gabbard is a Director of InterCel, Inc.
     Richard K. Lochridge (B)(E)                                             51         1986
       President and Chief Executive Officer of Lochridge and Company,
       Inc., Boston, Massachusetts, a management consulting firm. Prior to that, Mr. Lochridge was a Vice President of the Boston
       Consulting Group, Boston, Massachusetts and a member of the
       Management Committee of the Boston Consulting Group, Inc. Mr.
       Lochridge is a Director of Scott Paper Company and Hannaford
       Brothers Food, Inc.
     Ronald L. Bittner (A)                                                   53         1995(1)
       Chairman, CEO, President, and Director of Frontier Corporation, a
       national telecommunications company in Rochester, NY since 1993;
       President and Chief Executive Officer since 1992. Prior to 1992,
       President of Telecom Group.

                              CONTINUING DIRECTORS
                       (CLASS WITH TERM EXPIRING IN 1996)

                        NAME AND PRINCIPAL OCCUPATION                                   DIRECTOR
                       FOR AT LEAST THE PAST FIVE YEARS                     AGE         SINCE
     --------------------------------------------------------------------   ---         ----
     William R. Cook (B)(C)                                                  51         1994(2)
       President and Chief Executive Officer of Betz Laboratories, Inc.
       of Trevose, Pennsylvania since 1994; President and Chief Operating
       Officer from 1990 to 1993. Mr. Cook is a Director of Betz
       Laboratories, Inc. and Chemical Manufacturers Association. He is a
       Trustee of the Academy of Natural Sciences.
     James B. Hangstefer (A)(E)                                              68         1963
       President of Cordel Associates, Inc., Waltham, Massachusetts, a
       business consultant. Mr. Hangstefer is a Director of Aerovox
       Corporation.
     Robert. G. Paul (B)(C)                                                  53         1994(3)
       President and Chief Executive Officer of The Allen Group Inc.,
       manufacturer and marketer of electronics and other products for the wireless communications industry, in Beachwood, Ohio since
       1991; President and Chief Operating Officer prior to 1991. Mr.
       Paul is a Director of The Allen Group Inc.

                              CONTINUING DIRECTORS
                       (CLASS WITH TERM EXPIRING IN 1997)

                        NAME AND PRINCIPAL OCCUPATION                                   DIRECTOR
                       FOR AT LEAST THE PAST FIVE YEARS                     AGE         SINCE
     --------------------------------------------------------------------   ---         ----
     Theodore Cohn (A)(B)(C)                                                 72         1976
       Management Consultant, New York, New York, and a Director of
       Diagnostic Retrieval Systems, Inc.
     John F. Reno (E)                                                        56         1993
       President and Chief Executive Officer of the Company since January
       1993; President and Chief Operating Officer from July 1991 to
       January 1993; Executive Vice President and Chief Operating Officer
       prior to July 1991. Mr. Reno is a Director of Millipore
       Corporation.

- ---------------

(A) Member of the Audit Committee.
(B)  Member of the Board Governance Committee.
(C) Member of the Compensation Committee.
(E)  Member of the Executive Committee.
(1)  Mr. Bittner was elected a Director of the Company in March 1995.
(2)  Mr. Cook was elected a Director of the Company in September 1994.
(3)  Mr. Paul was elected a Director of the Company in November 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has Executive, Audit, Compensation, and Board Governance Committees of the Board of Directors.

     The Board of Directors met twelve times during the year ended March 31, 1995. Each Director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

     The Executive Committee, which met four times in fiscal year 1995, is vested with the authority of the Board of Directors in most matters between meetings of the Board of Directors.

     The Audit Committee, which met on two occasions in fiscal year 1995, recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the examination of the Company's financial statements by the independent public accountants. The Audit Committee also periodically reviews the job performance of the Chief Financial Officer. The Company's financial personnel and independent public accountants have free access to the Committee.

     The Compensation Committee reviews the Company's executive compensation and benefit policies as further described in the Compensation Committee Report on Executive Compensation included in this proxy statement. The Committee met five times during fiscal year 1995. The Company is not aware of any Compensation Committee interlocks.

     The Board Governance Committee which was established in 1994 as the Nominating Committee and was renamed the Board Governance Committee in June, 1995 met on two occasions in fiscal year 1995. The Board Governance Committee is charged with the responsibility of evaluating the Board of Directors' structure, personnel, and processes so as to permit the Board of Directors to discharge successfully its fiduciary duties and to consider the needs of the Company's stockholders. In this connection, the Board Governance Committee recommends to the Board of Directors the slate of nominees for election as Director at each annual meeting of stockholders. The Board Governance Committee will consider the recommendation of any stockholder with respect to nominees for election to the Board of Directors. Any such recommendation should be accompanied by all relevant information, including the information required by the applicable rules of the Securities and Exchange Commission and any other industry experience. To make a recommendation, a stockholder should send the nominee's name and supporting information to the Clerk of the Company at the Company's principal offices. In order to permit the Board Governance Committee to give fair consideration to any such recommendation, the information should be received by the date specified under the applicable rules of the Securities and Exchange Commission relating to stockholder proposals. The Board Governance Committee consists of Directors who are not officers or employees of the Company or any subsidiary of the Company.

COMPENSATION OF DIRECTORS

     Compensation of non-employee Directors ("Non-Employee Directors") of the Company is at the rate of $1,500 for each Board of Directors or special committee meeting attended ($500 for each special committee meeting held directly before or after a meeting of the Board of Directors), $750 for a meeting held over the telephone, plus a quarterly retainer fee paid at the rate of 400 shares of Dynatech Common Stock per quarter. The Chairman of the Board is paid an additional $15,000 quarterly. Chairmen of all Committees other than the Executive and Board Governance Committees receive an additional 100 shares of Dynatech Common Stock per quarter. All non-employee members of the Executive Committee receive an additional 200 shares of Dynatech Common Stock. In addition, the Dynatech Corporation 1994 Stock Option and Incentive Plan (the "Stock Incentive Plan") provides for the automatic grant of stock options to Non-Employee Directors of the Company. After June 16, 1994, each Non-Employee Director is entitled to receive an option to purchase 10,000 shares of Common Stock upon initial election to the Board of Directors and an additional option to purchase 3,000 shares of Common Stock after each Annual Meeting of Stockholders. Moreover, certain one-time grants of stock options were awarded under the Stock Incentive Plan to Non-Employee Directors on June 16 and July 1, 1994. See "Summary of Stock Incentive Plan -- Stock Options Granted to Non-Employee Directors." Non-Employee Directors who have served on the Board for at least five years are also entitled to receive an annual retirement benefit equal to $16,000. Such retirement benefit is payable following the later of the Non-Employee Director's 60th birthday or retirement from the Board (or such later date as the Director shall elect) for a period equal to the number of full years of service on the Board, up to a maximum of ten years.

                             PRINCIPAL STOCKHOLDERS

     Based upon information contained in the most recent Schedule 13D, Schedule 13G, or other information available to the Company, the following entities beneficially owned more than five percent (5%) of the Company's Common Stock as of May 1, 1995:

                                                                SHARES
                               NAME                              OWNED       PERCENTAGE(1)
     --------------------------------------------------------  ---------     -------------
     FMR Corp................................................  2,279,900          13.0%
     82 Devonshire Street
     Boston, MA 02109
     Trimark Investment Management Inc.......................  1,151,000           6.5%
     One First Canadian Place
     Suite 5600, P.O. Box 487
     Toronto, Ontario
     Canada M5X 1E5

- ---------------

(1) Based on the number of shares of Common Stock outstanding as of May 1, 1995.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of May 1, 1995, with respect to the shares of Common Stock of the Company beneficially owned by each Director of the Company, each of the executive officers named in the Summary Compensation Table herein, and by all Directors and executive officers as a group.

                                                                            DEFERRED
                                                                              STOCK
                                      AMOUNT AND           OPTION SHARES    RETAINER     PERCENTAGE
                                       NATURE OF            SUBJECT TO       SHARES      OF COMMON
      NAME OF INDIVIDUAL        BENEFICIAL OWNERSHIP(1)     VESTING (2)        (3)        STOCK(4)
- ------------------------------  -----------------------    -------------    ---------    ----------
O. Gene Gabbard...............            2,100                10,000             0         *
Richard K. Lochridge..........            6,000                15,000         2,100         *
Ronald L. Bittner.............                0                10,000           400         *
William R. Cook...............            3,200                10,000             0         *
James B. Hangstefer...........           36,000(5)             30,000         1,900         *
Robert G. Paul................              800                10,000             0         *
Theodore Cohn.................           51,200(6)                  0             0         *
Paula Stern...................              800(7)             15,000         1,200         *
John F. Reno..................           88,956(8)            248,000             0         *
John R. Peeler................           17,720(9)            100,000             0         *
Robert H. Hertz...............           27,672(10)            56,000             0         *
John R. South.................            3,000(11)            60,000             0         *
Jack Shirman..................           16,600(12)            26,000             0         *
All Directors and Executive
  Officers (18 persons).......          297,668(13)           713,000         5,600        1.7  %

- ---------------

* Less than 1%

 (1) Represents shares of Common Stock beneficially owned on May 1, 1995 based upon information supplied by the persons listed. Unless otherwise noted, each person has sole voting and investment power with respect to such shares. The shares have been adjusted to reflect the two-for-one stock split effective March 15, 1995.

 (2) Represents shares of Common Stock underlying stock options already granted but which are not yet vested or exercisable within 60 days of May 1, 1995.

 (3) Represents shares of Common Stock payable but receipt of which has been voluntarily deferred pursuant to the terms of the Non-Employee Directors' Stock Compensation Plan discussed in Proposal No. 4.

 (4) Based upon the number of shares of Common Stock outstanding as of May 1, 1995. Common Stock includes all outstanding Common Stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended), all Common Stock subject to any right of acquisition by such person, through exercise or conversion of any security, within 60 days of May 1, 1995.

 (5) Includes 6,000 shares owned by his spouse, as to which Mr. Hangstefer disclaims any beneficial ownership.

 (6) Includes 30,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1995.

 (7) Dr. Stern's term as a Director will terminate effective July 27, 1995.

 (8) Includes 2,000 shares owned by his spouse and 11,050 shares owned by a relative for which Mr. Reno has power of attorney. Includes 48,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1995.

 (9) Includes 10,400 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1995.

(10) Includes 8,000 shares owned by his spouse. Includes 13,400 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1995.

(11) Represents 3,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1995.

(12) Includes 8,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1995.

(13) Includes 121,600 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of May 1, 1995. Excludes shares which may become vested and exercisable upon a Change in Control as defined in the stock option plan pursuant to which such options were granted.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth information concerning compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and four highest paid executive officers for services rendered in all capacities with respect to the Company's fiscal years ended March 31, 1993, 1994, and 1995.

                                                                                  LONG TERM COMPENSATION
                                                                              -------------------------------
                           ANNUAL COMPENSATION                                      AWARDS            PAYOUTS
- ------------------------------------------------------------------------------------------------------------------
             (A)                 (B)         (C)         (D)         (E)        (F)         (G)         (H)            (I)
                                                                    OTHER
            NAME                                                   ANNUAL   RESTRICTED                              ALL OTHER
             AND                                                   COMPEN-     STOCK     OPTIONS/      LTIP          COMPEN-
          PRINCIPAL             FISCAL     SALARY       BONUS      SATION    AWARD(S)      SARS       PAYOUTS        SATION
          POSITION               YEAR        ($)         ($)       ($)(1)       ($)       (#)(2)        ($)          ($)(3)
- -----------------------------   ------     -------     -------     -------  ----------- ----------- -----------     ---------
John F.Reno..................    1995      385,000     420,609       --        --         144,000      --             5,571
  President and                  1994      370,000      26,492       --        --               0      --             3,907
  Chief Executive Officer        1993      313,750     256,652       --        --         104,000      --             5,612
John R. Peeler...............    1995      213,000     302,000       --        --          64,000      --             5,519
  Corporate Vice President --    1994      200,000     120,804       --        --               0      --             3,882
  Communications Test
  Division...................    1993      185,000     189,213       --        --          36,000      --             5,575
Robert H. Hertz..............    1995      200,000     170,244       --        --          30,000      --             5,571
  Treasurer and Chief
  Financial..................    1994      195,000       9,372       --        --               0      --             3,907
  Officer                        1993      185,000     117,932       --        --          26,000      --             5,612
John R. South................    1995      189,583     191,211       --        --          40,000      --             5,397
  Corporate Vice President --    1994      189,250           0       --        --               0      --             4,167
  Medical                        1993      185,750      82,570       --        --          10,000      --             4,667
Jack Shirman.................    1995      226,000                   --        --          41,000      --             5,404
  Former Corporate               1994      220,000     136,185       --        --               0      --             3,828
  Vice President(4)              1993      210,000     168,393       --        --          26,000      --             5,499

- ---------------

(1) Perquisites and other personal benefits paid to each named executive officer in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each named executive officer, and accordingly, are therefore omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(2) Adjusted for two-for-one stock split effective March 15, 1995.

(3) Figures in this column represent the Company's contributions on behalf of each of the executive officers under the Company's 401(k) plan.

(4) Mr. Shirman resigned as Corporate Vice President of the Company on April 30, 1995. Pursuant to an agreement relating to his resignation as Corporate Vice President of the Company, Mr. Shirman will receive monthly payments of $18,917 until April 30, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following chart sets forth information concerning individual grants of stock options to the named executive officers during the fiscal year ended March 31, 1995.

                                       INDIVIDUAL GRANTS                                                     POTENTIAL
- -----------------------------------------------------------------------------------------------             REALIZABLE
                                                            (C)                                          VALUE AT ASSUMED
                                                            % OF                                          ANNUAL RATES OF
                                             (B)           TOTAL                                            STOCK PRICE
                                           NUMBER         OPTIONS                                        APPRECIATION FOR
                                        OF SECURITIES     GRANTED         (D)                               OPTION TERM
                                         UNDERLYING          TO         EXERCISE                     -------------------------
                                           OPTIONS       EMPLOYEES      OR BASE         (E)
                  (A)                      GRANTED       IN FISCAL       PRICE       EXPIRATION         (F)            (G)
                 NAME                      (#)(1)         YEAR (%)     ($/SH)(1)        DATE           5%($)          10%($)
- --------------------------------------- -------------    ----------    ----------    ----------      ----------     ----------
John F. Reno...........................     44,000          5.7           10.50          *              290,549        736,309
                                           100,000          12.9          17.50          *            1,100,566      2,789,049
John R. Peeler.........................     44,000          5.7           10.50          *              290,549        736,309
                                            20,000          2.6           17.50          *              220,113        557,810
Robert H. Hertz........................     30,000          3.9           10.50          *              198,102        502,029
John R. South..........................     10,000          1.3           10.50          *               66,034        167,343
                                            30,000          3.9           17.50          *              330,170        836,715
Jack Shirman...........................     41,000          5.3           10.50          *              270,739        686,106

- ---------------

  * Options vest annually in five equal installments beginning on the anniversary of the date of grant. Options generally expire 10 years after grant.

(1) Adjusted for two-for-one stock split.

     The table also shows the value of the options granted at the end of the option terms if the price of the Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of stock held by all shareholders will increase.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

     The following chart sets forth certain information regarding stock option exercises by the named executive officers during the fiscal year ended March 31, 1995 and stock options held by the named executive officers at March 31, 1995.

                                                                                          (D)
                                                                                     --------------            (E)
                                                                                       NUMBER OF        -----------------
                                                                                       SECURITIES           VALUE OF
                                                                                       UNDERLYING          UNEXERCISED
                                                                          (C)         UNEXERCISED         IN-THE-MONEY
                                                       (B)             ---------       OPTIONS AT          OPTIONS AT
                     (A)                        ------------------       VALUE        FY-END(#)(1)          FY-END($)
                    ------                       SHARES ACQUIRED       REALIZED       EXERCISABLE/        EXERCISABLE/
                     NAME                       ON EXERCISE(#)(1)         ($)        UNEXERCISABLE        UNEXERCISABLE
- ----------------------------------------------  ------------------     ---------     --------------     -----------------
John F. Reno..................................     15,440               89,138       40,000/256,000     379,800/1,692,000
John R. Peeler................................     13,080               99,265       7,600/102,800         68,750/888,050
Robert H. Hertz...............................     31,600               216,700       9,400/60,000         91,600/640,750
John R. South.................................       0                     0          1,800/61,200         16,425/338,450
Jack Shirman..................................     8,600                73,450        4,000/71,000         36,500/756,250

- ---------------

(1) Adjusted to reflect two-for-one stock split.

SPECIAL TERMINATION AGREEMENTS

     Each of the persons named in the compensation table set forth above as well as other key employees have entered into Special Termination Agreements with the Company. These Agreements provide that if there is a "Change in Control" of the Company (as defined in the Agreements), and if during the two-year period following such Change in Control the officer's employment is terminated for any reason other than on account of death or for "cause," or the officer terminates his or her own employment following a demotion, reduction in compensation or similar event, the officer will be entitled to receive a lump sum payment from the Company within 15 days after the date of termination and continuance of fringe benefits. Under the Agreements, the amount of the severance payment is based on an officer's length of service with the Company, ranging incrementally from one times the officer's average annual cash compensation to three times the officer's average annual cash compensation after fifteen years of service.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was established in 1979 and is comprised solely of independent, Non-Employee Directors. The Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Committee sets the salary of the Chief Executive Officer (CEO), sets relative relationships between the CEO salary and salary of other key executives, and recommends to the Board the compensation program for Directors. The Committee reviews and approves management recommendations for stock option grants under the Company's stock option plan. The Committee periodically reviews the job performance of the Chief Executive Officer.

     The Company's executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs, and to align the long-term interests of eligible executives with those of the shareholders.

     Base salary for the CEO is set annually taking into consideration company sales and profit growth, overall job performance, and mid-range pay levels for CEOs of corporations of a similar size. The Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent and reliable sources. Base salary is then set so as to represent no more than 40% of total attainable compensation, the majority of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and shareholder return. Mr. Reno's base salary was increased to $430,000 on January 1, 1995. His prior increase was upon his election as Chief Executive Officer of the Company on January 1, 1993. Mr. Reno's base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company.

     The Company's pay for performance annual bonus program is considered the most significant cash-based compensation component. Executives in this program earn a bonus set by growth in profit and return on assets from either their particular business unit or the Company as a whole. The plan is formula-based using weighted average three year (current and two trailing) performance and is designed so that consistently good individual performance over the three years provides the executive with the highest payout. The intent is to encourage investment decisions in undertakings that will provide the best medium term (three year) financial results. With consistently outstanding profit growth, an executive can earn a bonus of several times the executive's annual salary; or, with no profit growth and return on assets below standard, no bonus at all. For fiscal year 1995, Mr. Reno's bonus, earned as a result of current and prior years' performance, represents approximately 97.8% of his current base salary. This compares to fiscal year 1994 when his bonus, based solely on prior years' performance, represented 7.2% of his base salary.

     The third compensation component is an ownership-linked stock option program. This is the long-term element in the compensation program. Stock options, granted at market price, vest annually in 20% increments over five years. A longer term perspective is established by sequential grants. The stock option program requires specified levels of continued stock ownership for senior executives based on position and years of participation in the program. The program is designed to encourage senior executives to be long-term stockholders and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the market price of the Company's Common Stock for the gain to be realized.

     The size and frequency of option grants are based on level of responsibility, performance of the corporation as a whole, the performance of the executive's business unit, and the executive's personal performance. Both financial and non-financial specific goals are set aimed at building future marketplace strengths, intercompany cooperation and alliances, achieving corporate success factors, and, when appropriate, restructuring issues. For senior executives the option grant may be subject to reduction and/or elimination in proportion to the executive's ownership position relative to ownership levels required by the plan. Other option grants may be made based upon management's specific recommendations, and review and approval by the Compensation Committee. Grants are made from a Compensation Committee defined pool of shares.

     Section 162(m) of the Internal Revenue Code (the "Code"), which became effective on January 1, 1994, will generally limit the Company's ability to deduct compensation expense in excess of $1 million paid to the Company's Chief Executive Officer or other executive officers named in the Summary Compensation Table contained in this proxy statement. The Committee's policy with respect to Code Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. Towards this end, the Company's 1994 Stock Option and Incentive Plan has been drafted in a manner that will qualify stock options as performance-related compensation not subject to the cap on deductibility imposed by Code Section 162(m).

O. Gene Gabbard, Chairman
Theodore Cohn
William R. Cook
Robert G. Paul

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       FOR THE YEAR ENDED MARCH 31, 1995

     The graph that follows compares the five-year cumulative total return of the Common Stock with the S&P 500 Composite Stock Price Index and the S&P High Tech Composite Index. It assumes an investment of $100 on March 31, 1990 in the Common Stock of the Company, and the stocks comprising the S&P 500 and the S&P High Tech Composite Index.

      Measurement Period           DYNATECH       S&P 500 IN-      HIGH TECH
    (Fiscal Year Covered)            CORP.            DEX          COMPOSITE
1990                                       100             100             100
1991                                    130.65          114.41          109.17
1992                                    127.42          127.05          111.71
1993                                    172.58          146.39          122.75
1994                                    119.35          148.55          144.38
1995                                    203.23          171.68          182.71

     This total shareholders return model assumes reinvested dividends.

     Prepared by Standard & Poor's Compustat, a division of McGraw-Hill Companies, Inc.

                                 PROPOSAL NO. 2

                  APPROVAL TO INCREASE AUTHORIZED COMMON STOCK
                        BY 26,000,000 ADDITIONAL SHARES

     Presently authorized capital stock of the Company consists of 24,000,000 shares of Common Stock, par value $.20 per share, and 100,000 shares of Serial Preference Stock, par value $1 per share, of which 24,000 shares have been designated as Series A Junior Participating Cumulative Preferred Stock ("Series A Preferred Stock"). On the June 12, 1995 record date there were outstanding shares of Common Stock and no shares of Serial Preference Stock or
Series A Preferred Stock. Accordingly, on that date there were           shares
of Common Stock unissued and not reserved for issuance. The holders of Common Stock are not entitled to preemptive rights.

     The Board of Directors considers it desirable that the Company have authority to issue more shares of Common Stock. It recommends that the Company's Restated Articles of Organization be amended to increase its authorized Common Stock from 24,000,000 to 50,000,000 shares, and that the Board of Directors be authorized to determine the terms and manner of issuing such Common Stock.

     At the present time, the Company has no plans, arrangements, understandings, or commitments to issue the proposed increased shares of Common Stock. The additional authorized Common Stock, together with the presently authorized but unissued shares, will be available, without further stockholder approval, for such general corporate purposes as the Board of Directors may from time to time determine, including, without implied limitation, public or private sales thereof, issuance in connection with acquisitions, mergers, stock options, and stock dividends and splits.

     The proposed increase in the number of authorized shares of Common Stock could be considered to be "anti-takeover" in nature if unreserved shares were issued under circumstances intended to discourage or make more difficult an attempt by a person or organization to gain control of the Company. Such issuances may also be specifically designed to frustrate or discourage attempts to effect a merger with or otherwise gain control of the Company. The Board of Directors has not, however, designed the proposed increase of authorized shares of Common Stock as part of an "anti-takeover" strategy. The Company's management has no knowledge of any present specific effort by an identified persons or organizations to accumulate the Company's shares or otherwise gain control of the Company.

     Adoption of the proposed amendment to the Restated Articles of Organization regarding the 26,000,000 additional shares of Common Stock requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK BY 26,000,000 ADDITIONAL SHARES BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 3

       APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION AND INCENTIVE PLAN

PROPOSAL

     The Board of Directors has adopted an amendment to the Dynatech Corporation 1994 Stock Option and Incentive Plan (the "Stock Incentive Plan") and is recommending the amendment to stockholders for approval. The amendment would increase the number of shares available for issuance under the Stock Incentive Plan by 1,900,000 shares and would limit grants of restricted stock, unrestricted stock, and performance share awards to no more than 665,000 shares, or 35 percent of reserved shares. The amendment would also limit the Compensation Committee's ability to reprice options.

REASONS FOR THE AMENDMENT

     The Board of Directors believes that stock options and other stock-based awards play an important role in the success of the Company and that this role must increase if the Company is to continue to attract, motivate, and retain the caliber of Directors, officers, and other employees necessary to the Company's future growth and success. The amendment is necessary because there are only 29,000 shares currently available for grant under the Stock Incentive Plan.

     The Board of Directors believes that adding more shares to the Stock Incentive Plan will help the Company to achieve its goals by keeping the Company's incentive compensation program competitive with those of other companies. Accordingly, the Board of Directors has approved, subject to stockholder approval, the proposed increase of 1,900,000 shares available under the Stock Incentive Plan.

     As of June 12, 1995, options to purchase 871,000* shares of Common Stock were outstanding under the Stock Incentive Plan.

     The closing price of the Common Stock on June 12, 1995 was $       per
share.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE AMENDMENT TO THE STOCK INCENTIVE PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE STOCK INCENTIVE PLAN

     The material terms of the Stock Incentive Plan are summarized below. The summary is qualified in its entirety by the full text of the Stock Incentive Plan.

     Plan Administration; Eligibility. The Stock Incentive Plan is administered by a Committee of the Board of Directors of the Company consisting of the Compensation Committee of the Board of Directors. All members of the Committee must be "disinterested persons" as that term is defined under the rules promulgated by the Securities and Exchange Commission and "outside directors" as defined in Section 162 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

     The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Stock Incentive Plan. Persons eligible to participate in the Stock Incentive Plan are generally those employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries, as selected from time to time by the Committee. Non-Employee Directors of the Company are also eligible for certain awards under the Stock Incentive Plan.

     Stock Options. The Stock Incentive Plan permits the granting of both options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the shares on the date of grant except that, upon the request of an employee and with the consent of the Committee, an employee may elect to receive a Non-Qualified Option in lieu of any cash bonus to which he may become entitled during the following calendar year pursuant to any other plan of the Company if such employee makes an irrevocable election to waive receipt of all or a portion of such cash bonus. Awards of Incentive Options may be granted under the Stock Incentive Plan until June 15, 2004.

     The term of each option will be fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Stock Incentive Plan, the period of time, if any, after retirement, death, disability, or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

     Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the

- ---------------

* Adjusted to reflect two-for-one stock split.

Company by a broker pursuant to irrevocable instructions to the broker from the optionee. The Committee will not permit payment of the exercise price by a promissory note or Company loan.

     To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

     In order to satisfy the performance-based compensation exception to the $1 million cap on the Company's tax deduction imposed by Section 162(m) of the Code, the Stock Incentive Plan also provides that no individual may be granted options in any calendar year to purchase more than 200,000* shares of Common Stock.

     Repricing. The Committee's ability to substitute options previously granted with new options has been restricted. The Committee shall not, without further approval of the stockholders of the Company, authorize the amendment of any outstanding option to reduce the option price. Furthermore, no option shall be cancelled and replaced with options having a lower option exercise price without approval of the stockholders of the Company.

     Stock Options Granted to Non-Employee Directors. The Stock Incentive Plan provides for the automatic grant of Non-Qualified Options to Non-Employee Directors. Each Non-Employee Director who was serving as a Director of the Company on June 16, 1994 and who had served as a Director of the Company continuously for fifteen years or more as of such date was automatically granted on July 1, 1994 a Non-Qualified Option to purchase 30,000* shares of Common Stock. Each Non-Employee Director who was serving as a Director of the Company on June 16, 1994 and who had served as a Director of the Company for more than five years but less than fifteen years as of such date was granted on June 16, 1994 a Non-Qualified Option to purchase 15,000* shares of Common Stock. Each Non-Employee Director who was serving as a Director of the Company on June 16, 1994 and who had served as a Director of the Company for less than five years as of such date was automatically granted on July 1, 1994 a Non-Qualified Option to purchase 10,000* shares of Common Stock. Each Non-Employee Director who is first elected as a Director after June 16, 1994 will automatically be granted on the date first elected as a Director a Non-Qualified Option to purchase 10,000* shares of Common Stock. Each Non-Employee Director who is serving as Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 1995 Annual Meeting, shall automatically be granted on such day a Non-Qualified Option to purchase 3,000* shares of Common Stock. The exercise price of each such Non-Qualified Option is to be equal to the fair market value of the Common Stock on the date of grant.

     Restricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price, if any, of shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the employees may forfeit their awards. Restricted Stock also may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

     Unrestricted Stock. The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Stock Incentive Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such employees.

- ---------------

* Adjusted to reflect two-for-one stock split.

     A Non-Employee Director may, pursuant to an irrevocable written election at least six months before directors' fees would otherwise be paid, receive all or a portion of such fees in Unrestricted Stock (valued at fair market value on the date the directors' fees would otherwise be paid.)

     Performance Share Awards. The Committee may grant awards ("Performance Share") to employees entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine. Except as otherwise determined by the Committee, rights under a Performance Share award not yet earned will terminate upon a participant's termination of employment. Performance Shares may be awarded independently or in connection with stock options or other awards under the Stock Incentive Plan.

     Limitation on Issuance of Restricted Stock, Unrestricted Stock and Performance Share Awards. The Committee's ability to grant Restricted Stock, Unrestricted Stock and Performance Share Awards has been limited. Under the Stock Incentive Plan, as amended, no more than 665,000 shares, or 35 percent of reserved shares, may be granted in the form of Restricted Stock, Unrestricted Stock and Performance Share Awards.

     Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits, and similar events. In the event of a merger, liquidation, or similar event, the Committee in its discretion may provide for substitution or adjustments or may (subject to the provisions described below under "Change of Control Provisions") accelerate or, upon payment or other consideration for the vested portion of any awards as the Committee deems equitable in the circumstances, terminate such awards.

     Tax Withholding. Plan participants are responsible for the payment of any Federal, state, or local taxes which the Company is required by law to withhold from the value of any award. The Company may deduct any such taxes from any payment otherwise due to the participant. Participants may elect to have such tax obligations satisfied either by authorizing the Company to withhold shares of stock to be issued pursuant to an award under the Stock Incentive Plan or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes. Such an election is subject to certain limitations for participants subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Amendments and Termination. The Board of Directors may at any time amend or discontinue the Stock Incentive Plan, and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, Plan amendments shall be subject to approval by the Company's stockholders if and to the extent required by the Exchange Act to ensure that awards granted under the Stock Incentive Plan are exempt under Rule 16b-3 promulgated under the Exchange Act or to preserve the status of Incentive Options granted under the Stock Incentive Plan.

     Change of Control Provisions. The Stock Incentive Plan provides that in the event of a "Change of Control" of the Company, all stock options shall automatically become fully exercisable, unless the Committee shall otherwise provide at the time of the grant. Restrictions and conditions on awards of Restricted Stock likewise shall automatically be deemed waived. In addition, at any time prior to or after a Change of Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

STOCKHOLDERS' VOTE

     The amendment to the Stock Incentive Plan will become effective upon approval by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

NEW PLAN BENEFITS

     Approximately 500 employees and seven Non-Employee Directors are eligible to participate in the Stock Incentive Plan. As of June 12, 1995, no options have been granted under the Stock Incentive Plan with respect to the proposed increase in shares available for issuance.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     The following is a summary of the principal Federal income tax consequences of option grants under the Stock Incentive Plan. It does not describe all Federal tax consequences under the Stock Incentive Plan, nor does it describe state or local tax consequences.

     Incentive Options. No taxable income is realized by the optionee upon the grant or exercise of an Incentive Option. If shares issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) there will be no deduction for the Company for Federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative maximum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

     If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, except in the case of death, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of death or disability).

     Non-Qualified Options. With respect to Non-Qualified Options under the Stock Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (b) at disposition, appreciation, or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock.

     Section 83 of the Code and the regulations thereunder provide that the date for reporting and determining the amount of ordinary income (and the Company's equivalent deduction) upon exercise of a Non-Qualified

Option and for the commencement of the holding period of the shares thereby acquired by a person who is a "Section 16(b) person," as defined in the Code, will be delayed until the date that is the earlier of (i) six months after the date of exercise and (ii) such time as the shares received upon exercise could be sold at a gain without the person being subject to such potential liability.

     Payments in Respect of a Change of Control. The Stock Incentive Plan provides for acceleration or payment of awards and related shares in the event of a Change of Control. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Code. Acceleration of benefits under other Company stock and benefits plans and other contracts with employees in the event of a Change of Control could be subject to being combined with Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part, and the recipient may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

     Limitation on the Company's Deduction. As a result of new Section 162(m) of the Code, the Company's deduction for a taxable year for certain awards under the Stock Incentive Plan may be limited to the extent that a "covered employee" (e.g., the chief executive officer and four other executives named in the Cash Compensation Table) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

                                 PROPOSAL NO. 4

          APPROVAL OF NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN

PROPOSAL

     The Board of Directors has adopted the Dynatech Corporation Non-Employee Directors' Stock Compensation Plan (the "Stock Retainer Plan") for Non-Employee Directors of the Company, effective as of October 1, 1994, subject to the approval of the Stock Retainer Plan by the stockholders.

     The Stock Retainer Plan replaces the cash retainer previously paid to Non-Employee Directors and provides for shares of Common Stock to be issued based on a written formula.

     Subject to adjustment for stock splits, stock dividends, and similar events, the total number of shares of Common Stock that can be issued under the Stock Retainer Plan is 100,000*. The closing price of the Common Stock on June
12, 1995 was $       per share.

RECOMMENDATION

     The contributions and services of the Company's Non-Employee Directors are essential to the Company's continued growth and progress. In order to attract and retain highly qualified individuals to serve on the Board, the Company redesigned the compensation package for Non-Employee Directors and replaced the quarterly cash retainer with a retainer payable in the form of shares of Common Stock. The Company believes that it is desirable for Directors to acquire an equity interest in the Company and the Stock Retainer Plan has been designed to achieve such goal. The amount of the stock retainer payable is determined pursuant to a written plan formula which will not be materially increased without subsequent stockholder approval. The payment of stock retainer to the Non-Employee Directors will motivate the Directors to contribute to the

- ---------------

* Adjusted to reflect two-for-one stock split.

Company's future growth and success and will align the long-term interests of the Directors with the interests of all stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCK RETAINER PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE STOCK RETAINER PLAN

     The material terms of the Stock Retainer Plan are summarized below. The summary is qualified in its entirety by the full text of the Stock Retainer Plan which is attached hereto as Exhibit A. Capitalized terms used herein and not otherwise defined have the meanings provided in the Stock Retainer Plan.

     Plan Administration; Eligibility. The Stock Retainer Plan is to be administered by a Compensation Committee of the Board of Directors. Each Non-Employee Director of the Company is eligible to participate in the Stock Retainer Plan.

     Stock Retainer. Each Non-Employee Director is eligible to receive 400 shares of Common Stock per quarter as a stock retainer. In addition, each Non-Employee Director who serves as a member of the Executive Committee is entitled to receive 200 shares of Common Stock per quarter, and each Non-Employee Director who serves as a Chairman of a Committee of the Board (other than the Executive Committee) is entitled to receive 100 shares of Common Stock per quarter. Unless the Non-Employee Director has filed a written election to defer receipt of the stock retainer pursuant to the terms of the Stock Retainer Plan, the stock retainer is payable on the first day of each calendar quarter. Each Non-Employee Director may elect to defer receipt of the stock retainer for a minimum of five years or until termination of service as a Director of the Company. The deferred stock retainer is credited in stock units equivalent to Common Stock to a deferred stock account and held for the benefit of the Director. During the period of deferral, the deferred stock account will be credited with dividend equivalent amounts if the Company declares a dividend. The stock units, which at all times are fully vested, will be paid in the form of shares of Common Stock in either a lump sum or in annual installments over a period of up to ten years, as elected by the Director.

     Investments for Stock Dividends, Stock Splits, etc. The Compensation Committee will adjust the plan formula, the reserved shares, and the stock units in the deferred stock accounts to reflect stock dividends, stock split, or similar events.

     Amendments and Termination. The Board of Directors may terminate or amend the Stock Retainer Plan, but no amendment may adversely affect the rights of any Non-Employee Director to the stock units credited to his deferred stock account, and to stock retainer already earned without such Director's consent. All material amendments to the Stock Retainer Plan must be submitted for stockholder approval to the extent necessary for the Stock Retainer Plan to satisfy the requirements of the exemption from the short-swing profits rules under Section 16 of the Exchange Act. Except in limited circumstances, certain provisions which govern eligibility for and amount, price, and timing of payment of stock retainer or stock units may not be amended more than once every six months.

     Change of Control Provisions. The Stock Retainer Plan provides that in the event of a "Change of Control" of the Company, all stock units in the deferred stock account maintained under the Stock Retainer Plan will be payable in a lump sum in shares of Common Stock.

STOCKHOLDERS' VOTE

     The Stock Retainer Plan will become effective, as of October 1, 1994, upon approval by the holder of at least a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

NEW PLAN BENEFITS

      DYNATECH CORPORATION NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN

                                                                 NUMBER OF SHARES OF
                     NON-EXECUTIVE DIRECTOR GROUP                   COMMON STOCK*
        -------------------------------------------------------  --------------------
        8 Non-employee Directors as a group....................         12,300

- ---------------

* This number represents the number of shares of Common Stock, adjusted to reflect two-for-one stock split, payable in the form of a stock retainer from October 1, 1994 through April 1, 1995 and includes the number of stock units credited to deferred stock accounts. The aggregate fair market value of such
  shares and stock units, determined as of June 12, 1995 was $       .

                              SELECTION OF AUDITORS

     The Board of Directors has selected the accounting firm of Coopers & Lybrand to serve as the Company's principal accountant for the fiscal year ending March 31, 1996. Coopers & Lybrand acted as principal accountant for the fiscal year ended March 31, 1995. A representative of Coopers & Lybrand will be present at the Annual Meeting, available to respond to appropriate questions, and given the opportunity to make a statement if the representative so desires.

                           PROPOSALS BY STOCKHOLDERS

     In order for a proposal of a stockholder to be included in the Board of Directors' proxy statement for the Company's 1996 Annual Meeting, it must be received at the principal executive office of the Company on or before February 22, 1996. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement.

                       VOTING AND SOLICITATION OF PROXIES

     The persons named in the enclosed proxy will vote as directed in the proxy, and in the absence of such direction will vote for the election of the applicable nominees for Director named herein and for each of the proposals described herein. The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of Common Stock entitled to vote at a meeting is necessary to constitute a quorum. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to Proposal 1, Election of a Class of Directors, abstentions and broker non-votes will have no impact on the outcome of the vote. With respect to Proposal 2, Approval to Increase Authorized Common Stock by 26,000,000 Additional Shares, which proposal relates to the amendment of the Restated Articles of Organization, abstentions and broker non-votes will be counted as votes against the proposal. With respect to Proposals 3 and 4, Approval of Amendment to the 1994 Stock Option and Incentive Plan and Approval of the Dynatech Corporation Non-Employee Directors' Stock Compensation Plan, which proposals relate to stock-based compensation plans qualifying for exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, abstentions will be treated as votes cast against such proposals while broker non-votes, if any, will have no impact on the outcome of the votes.

     The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, Directors, or employees of the Company by telephone or in person. The Company also has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of $5,000 plus reasonable expenses.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

     IF YOU MAY NOT BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Burlington, Massachusetts
June 21, 1995

                                                                       EXHIBIT A

                              DYNATECH CORPORATION

                NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN

I.  INTRODUCTION

     The Dynatech Corporation Non-Employee Directors' Stock Compensation Plan (the "Plan"), effective October 1, 1994, specifies the compensation to be paid by Dynatech Corporation (the "Company") in shares of Common Stock of the Company ("Stock") for services performed by the members of its Board of Directors who are not employees of the Company ("Non-Employee Directors"). The Plan permits a Non-Employee Director to defer receipt of all or any part of the compensation payable to him under the Plan.

II.  ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have complete discretion and authority with respect to the Plan and its application, except as expressly limited by the Plan.

III.  ELIGIBILITY

     All Non-Employee Directors are eligible to participate in the Plan.

IV.  STOCK RETAINERS

     Subject to the availability of shares under Article VI, each Non-Employee Director shall be entitled to receive a quarterly retainer of 400 shares of Stock, augmented by each of the following amounts for which he qualifies: for service as a member of the Executive Committee, 200 shares of Stock; and for service as Chairman of each Committee other than the Executive Committee, 100 shares of Stock. Except to the extent deferred under Article V, retainers shall be paid, in shares of Stock, on the first day of each calendar quarter.

V.  DEFERRAL OF STOCK RETAINER

     A. Election to Defer. A Non-Employee Director may elect in advance to defer the receipt of some or all of each quarterly Stock retainer. To make such an election, the Non-Employee Director must execute and deliver to the Committee an election form specifying the percentage of his Stock retainers he wishes to defer. Unless otherwise approved by the Committee, any election under this paragraph shall apply only to Stock retainers that are both (i) payable more than six (6) months after receipt and acceptance of such election by the Company and (ii) earned in quarters beginning on or after the start of the next calendar year after such receipt and acceptance. An election shall remain in effect from year to year, until a revocation or new election becomes effective. A Non-Employee Director may revoke his deferral election with respect to Stock retainers that are payable more than six (6) months after receipt and acceptance by the Company of his written revocation.

     B. Deferred Stock Account. As of the first day of each calendar quarter, a Non-Employee Director's deferred Stock account ("Account") shall be credited with a number of whole shares of Stock determined by multiplying his elective deferral percentage by the number of shares in his Stock retainer for the quarter and dropping any fraction of a share.

     C. Dividend Equivalent Amounts. Subject to the availability of shares under Article VI, whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each Account shall be credited with a number of whole and fractional shares of Stock determined by multiplying the dividend value per share by the Stock balance of the Account on the record date and dividing the result by the fair market value of a share of Stock on the dividend payment date. For this purpose, "fair market value" of a share of Stock on any given date shall mean the last reported sale price at which Stock is traded on such date, or if no Stock is traded on such date, the most recent date on which Stock was reflected on the NASDAQ National Market System, or if applicable, any other national stock exchange on which Stock is traded.

     D. Period of Deferral. Each Non-Employee Director making an election pursuant to Paragraph V.A shall specify the deferral period applicable to his Account. Such period shall be either (i) a specified number of years, not fewer than five (5), after the date such specification is made by the Non-Employee Director or (ii) until the Non-Employee Director's termination of membership on the Board of Directors of the Company.

     E. Designation of Beneficiary. A Non-Employee Director may designate one or more beneficiaries to receive payments from his Account in the event of his death. A designation of beneficiary shall apply to a specified percentage of a Non-Employee Director's entire interest in his Account. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Non-Employee Director, the estate of the Non-Employee Director shall be deemed to be the beneficiary. All payments to a beneficiary or estate shall be made in a lump sum in shares of Stock, with any fractional share paid in cash.

     F. Payment. All amounts credited to a Non-Employee Director's Account shall be paid in shares of Stock to the Non-Employee Director, or his designated beneficiary (or beneficiaries) or estate, (i) in a lump sum at the end of the deferral period determined by the deferral election in effect for the Account or
(ii) at the Non-Employee Director's prior election, in annual installments over a period of up to ten (10) years; provided, however, that fractional shares shall not be paid but shall be aggregated with the next installment, if any, payable from the Account or otherwise shall be paid in cash. Notwithstanding the foregoing, in the event of a Change in Control, all Accounts under the Plan shall become immediately payable in a lump sum.

     G. Change in Control. "Change in Control" shall mean the occurrence of any one of the following events:

          (i) when, without the prior approval of the Prior Directors of the Company, any Person is or becomes the "beneficial owner" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations promulgated thereunder), together with all "affiliates" and "associates" (as such terms are used in Rule 12b-2 of the rules and regulations promulgated under the Act) of such Person, directly or indirectly, of 25% or more of the outstanding Stock;

          (ii) the failure of the Prior Directors to constitute a majority of the Board of Directors of the Company at any time within the two years following any Electoral Event; or

          (iii) any other event that the Prior Directors shall determine constitutes an effective change in the control of the Company.

     For purposes of the above definition, the following terms shall have the indicated meanings: "Electoral Event" means any contested election of Directors of the Company, or any tender or exchange offer for the Stock, not approved by the Prior Directors, by any Person other than the Company or a Subsidiary; "Person" shall include any natural person, any entity, any "affiliate" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any such natural person or entity and any "group" (within the meaning of such term in Rule 13d-5 promulgated under the Act); "Prior Directors" means the Directors in office immediately prior to any Electoral Event (or, if there has been no Electoral Event, the Directors in office on October 1, 1994) and any future Director who has been nominated or elected by a majority of the Prior Directors who are then members of the Board of Directors; and "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

VI.  SHARES ISSUABLE; ADJUSTMENTS

     A. Shares Issuable. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 100,000 shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company.

     B. Adjustments. In the event of a stock dividend, stock split, or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities on which Stock retainers and dividend equivalents ("Stock Awards") shall thereafter be granted, and (ii) the number and kind of shares remaining subject to outstanding Stock Awards (including shares credited to a Non-Employee Director's Account). In the event of any merger, consolidation, dissolution, or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Stock Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and the number of shares subject to such Stock Awards as it may determine and as may be permitted by the terms of such transaction, or amend, or terminate such Stock Awards upon such terms and conditions as it shall provide (which, in the case of the termination of any Stock Award, shall require payment or other consideration which the Committee deems equitable in the circumstances).

VII.  AMENDMENT OR TERMINATION OF PLAN

     The Company reserves the right to amend or terminate the Plan at any time, by action of its Board of Directors, provided that no such action shall adversely affect a Non-Employee Director's right to receive compensation earned before the date of such action or his rights under the Plan with respect to amounts credited to his Account before the date of such action, and provided, further, that following approval of the Plan by the Company's shareholders, (i) the provisions of the Plan governing eligibility for and amount, price, and timing of Stock Awards may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, and (ii) to the extent required by the Act to ensure that Stock Awards are exempt under Rule 16b-3 promulgated under the Act. Plan amendments shall be subject to approval by the Company's shareholders.

VIII.  MISCELLANEOUS PROVISIONS

     A. No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares of Stock pursuant to a Stock Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to a Stock Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Stock Awards as it deems appropriate.

     B. Notices; Delivery of Stock Certificates. Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Non-Employee Director at the last address shown for the Non-Employee Director on the records of the Company. Delivery of stock certificates to persons entitled to receive payments under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such person at his last known address on file with the Company.

     C. Nontransferability of Rights. During a Non-Employee Director's lifetime, any payment under the Plan shall be made only to him. No sum or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt by a Non-Employee Director or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of a Non-Employee Director or beneficiary entitled thereto.

     D. Company's Obligations to Be Unfunded and Unsecured. The Accounts maintained under the Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts hereunder. No Non-Employee Director or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Plan, and any Non-Employee Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

     E. Governing Law. The terms of the Plan shall be governed, construed, administered, and regulated in accordance with the laws of the Commonwealth of Massachusetts. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

     F. Effective Date of Plan. The Plan shall become effective as of October 1, 1994, subject to approval by the holders of a majority of the shares of Capital Stock of the Company present or represented and entitled to vote at a meeting of the shareholders.

PROXY
                                                            Preliminary Copies

                              DYNATECH CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



        The undersigned hereby appoints JOHN F. RENO and ROBERT H. HERTZ, and each of them, proxies with full power of substitution to vote as set forth below and in their discretion upon such other matters as may properly come before the meeting, for and on behalf of the undersigned all the shares of common stock of DYNATECH CORPORATION held of record by the undersigned at the close of business on June 12, 1995, at the Annual Meeting of Stockholders to be held in the Goodwin, Procter & Hoar Conference Center, 2nd Floor, Exchange Place, Boston, Massachusetts, on Thursday, July 27, 1995 at 10:00 a.m., and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournments or postponements thereof.

        WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED BUT IF NO SPECIFICATION IS MADE IT WILL BE VOTED FOR PROPOSAL 1, THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, THE APPROVAL TO INCREASE AUTHORIZED COMMON STOCK BY 26,000,000 ADDITIONAL SHARES, FOR PROPOSAL 3, THE APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION AND INCENTIVE PLAN, FOR PROPOSAL 4, THE APPROVAL OF THE NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                                                  ------------
                                                                   SEE REVERSE
      PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL YOUR PROXY        SIDE
  CARD PROMPTLY IN THE ENCLOSED ENVELOPE                          ------------



/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE
- --------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              PROPOSALS 1, 2, 3 AND 4.
- --------------------------------------------

1. To fix the number of Directors at eight and to       2.  To approve the increase in the authorized        FOR   AGAINST  ABSTAIN
   elect Directors for a term expiring in                   Common Stock by 26,000,000 additional shares     / /     / /     / /
   1998 (as set forth in the Proxy Statement).              (as set forth in the Proxy Statement).
Nominees: O. Gene Gabbard, Richard K. Lochridge,
          Ronald L. Bittner
             FOR        WITHHELD                        3.  To approve the Amendment to the 1994 Stock       FOR   AGAINST  ABSTAIN
             ALL        FROM ALL                            Option and Incentive Plan (as set forth in       / /     / /     / /
           NOMINEES    ALL NOMINEES                         the Proxy Statement).
             / /           / /
                                                        4.  To approve the Non-Employee Directors' Stock     FOR   AGAINST  ABSTAIN
______________________________________________________      Compensation Plan (as set forth in the Proxy     / /     / /     / /
For, except vote withheld from the above nominee(s).        Statement).

                                                            The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting, Proxy Statement, and 1995 Annual Report of the Company which either accompanied or preceded this proxy. This proxy may be revoked at any time before it is exercised.

                                                                        MARK HERE                   MARK HERE
                                                                       FOR ADDRESS  / /            IF YOU PLAN / /
                                                                        CHANGE AND                  TO ATTEND
                                                                       NOTE AT LEFT                THE MEETING

                                                            Sign exactly as name appears in stencil.  When signing as Executor,
                                                            Administrator, Trustee, or Guardian, etc., please add full title.
                                                            This proxy votes all shares held in all capacities.

                                                            Signature: __________________________________________ Date ___________

                                                            Signature: __________________________________________ Date ___________

                                                            Title:_______________________________________________
